Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No's 333-123973, 333-131634, 333-138822 and 333-144674) and Form S-8 (File No. 333-120273) of Lumera Corporation of our report dated March 14, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 14, 2008